EXHIBIT 10.2


                              DIOMED HOLDINGS, INC.

                           ---------------------------

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                           ---------------------------

         Pursuant to Section 242 of the Delaware General Corporation Law

                           ---------------------------

      Diomed Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      FIRST: The name of the Corporation (hereinafter called the "Corporation") is Diomed Holdings, Inc., a corporation organized and now existing under the General Corporation Law of the State of Delaware ("DGCL").

      SECOND: The certificate of incorporation of the Corporation was filed at the Office of the Secretary of State of the State of Delaware on April 19, 2002 (the "Certificate of Incorporation").

      THIRD: The article of the Certificate of Incorporation affected by this Certificate is Article FIFTH.


      FOURTH: This Certificate of Amendment is being filed to authorize the Corporation to issue from the Twenty Million (20,000,000) shares of preferred stock, par value $0.001 per share, that are authorized by the Certificate of Incorporation (the "Authorized Preferred Stock") a new series of Authorized Preferred Stock, which shall be in addition to the Preferred Stock created under the Certificate of Designations of the Corporation filed with the Secretary of State of the State of Delaware on September 30, 2005, and which shall have the voting powers (if any), designations, preferences and relative, participating, option or other special rights and the qualifications, limitations and restrictions as set forth in the amendment to Article FIFTH set forth below.

      FIFTH:  The  Certificate  of  Incorporation  is hereby amended by deleting
Section 2 of Article FIFTH thereof in its entirety and inserting in lieu thereof the following new text (all references below to this Article FIFTH shall be deemed to be references to Section 2B of this Article FIFTH):

      Section 2A. Share Status. All common shares will be equal to each other, and when issued, shall be fully paid and nonassessable, and the private property of the stockholders shall not be liable for corporate debts. Preferred shares issued prior to September ___, 2006 shall have such preferences and voting rights as the Directors assigned to them prior to issuance. Each holder of a common share of record shall have one vote for each share of common stock outstanding in his or her name on the books of the Corporation and shall be entitled to vote said stock. Each holder of a preferred share of record issued prior to September ___, 2006 of record shall have one vote for each share of preferred stock outstanding in his or her name on the books of the Corporation, if such voting right was assigned to such shares by the Board of Directors upon issuance.


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

      Section  2B.  2006  Preferred  Stock.   [_________________________________
(_____________)] shares of the [_____________________  (____________)] shares of the Authorized Preferred Stock of the Corporation which are authorized but unissued shares shall hereby be designated Series 2006 Preferred Stock, par value $0.001 per share (the "2006 Preferred Stock"), and shall possess the voting powers (if any), designations, preferences and relative, participating, option or other special rights and the qualifications, limitations and restrictions set forth below. The face amount (the "Face Amount") shall be Eleven Thousand Five Hundred Dollars ($11,500) per share of 2006 Preferred Stock.

      1. Dividends. The holders of outstanding shares of 2006 Preferred Stock (each a "Holder" and collectively, the "Holders") shall be entitled to receive, as, when and if declared by the Board of Directors of the Corporation (the "Board of Directors"), out of lawfully available funds cumulative dividends ("Dividends") as set forth below. No Dividends shall accrue or become payable unless and until a Dividend Commencement Event shall occur. For purposes hereof, the term "Dividend Commencement Event" shall mean the consummation by the Corporation, from and after the Closing Date (as defined in the Securities Purchase Agreement, dated as of July 27, 2006, between the Corporation and those Purchasers signatory thereto (the "Securities Purchase Agreement")), of a transaction (other than the issuance and sale of the 2006 Preferred Stock) that reduces the price (the "Conversion Price") at which common stock, par value $0.001 per share, of the Corporation (the "Common Stock"), shall become issuable upon conversion of the Debentures (as defined in the Securities Purchase Agreement) pursuant to the provisions of Section 5(b) thereof; provided, that such reduction in the Conversion Price takes effect for Debentures that are outstanding in the aggregate principal amount of at least One Million Dollars ($1,000,000). From and after the date of a Dividend Commencement Event, Dividends shall accrue at the rate of Fifteen Percent (15%) per annum, and shall be payable (pro rata over the applicable period, if less than a full quarterly period) (i) quarterly in arrears as of the end of each fiscal quarter of the Corporation (payable on the first business day of the subsequent fiscal quarter of the Corporation), for so long as shares of 2006 Preferred Stock are outstanding, (ii) upon the date of (1) the consummation of a Liquidating Event pursuant to Section 3 of this Article FIFTH or (2) exchange by the Holder pursuant to Section 4 below or by the Corporation pursuant to Section 6 or 7 of this Article FIFTH or (iii) upon the redemption by the Corporation pursuant to
Section 8 of this Article FIFTH (as applicable, the "Dividend Payment Date"). Such Dividends shall be cumulative so that if Dividends in respect of any previous or current quarterly Dividend period shall not have been paid or declared and a sum sufficient for the payment thereof has not been set aside by the Corporation, the deficiency shall first be fully paid before any Dividend or other distribution shall be paid or declared and set aside for the Common Stock. Dividends shall be payable in cash only.


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

      2. Voting.

      (a) Except as otherwise expressly provided elsewhere in the Certificate of Incorporation or as otherwise required by the DGCL, (i) each share of 2006 Preferred Stock shall be entitled to a number votes equal to the number of shares of Common Stock into which such share of 2006 Preferred Stock, on the record date for the determination of stockholders entitled to vote on all matters submitted to a vote of the stockholders of the Corporation would be exchangeable pursuant to Section 4 of this Article FIFTH (subject to the Limitations on Ownership (as defined in Section 4(a)), and (ii) the holders of shares of 2006 Preferred Stock and Common Stock shall vote together (or consent in writing in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

      (b) The Corporation shall provide each holder of 2006 Preferred Stock with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders). If the Corporation takes a record of its stockholders for the purpose of determining stockholders entitled (i) to receive payment of any Dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (ii) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder of 2006 Preferred Stock, at least 15 days prior to the record date specified therein (or 45 days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.

      (c) To the extent that under the DGCL the vote of the holders of the 2006 Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least 65% of the shares of the 2006 Preferred Stock at the time issued and outstanding (the "Required Holders") present in person or by proxy at a duly held meeting at which a quorum is present or by written consent of the Required Holders (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class.

      3. Liquidation.

      (a) The 2006 Preferred Stock shall be preferred over and senior to the Common Stock and any class or series of capital stock of Corporation hereafter created as to the assets of the Corporation available for distribution to its stockholders upon the occurrence of any Liquidating Event (as defined below), whether voluntary or involuntary, or from the net proceeds from a sale, lease, exchange or other disposition of the assets of the Corporation in connection with a Change of Control (as defined in Section 7 of this Article FIFTH) (in any such case, the "Proceeds"). In the case of any Liquidating Event (as defined below) or Change of Control, upon the consummation of such Liquidating Event or Change of Control, all then-outstanding shares of 2006 Preferred Stock shall be extinguished automatically and in lieu of such shares of 2006 Preferred Stock the holders of the 2006 Preferred Stock so extinguished shall be entitled to receive out of the Proceeds, and before any distribution or payment is made to any holders of any shares of Common Stock or any other class or series of capital stock of the Corporation hereafter created (but following distribution of Proceeds to repay the Corporation's obligations under the Debentures and the Corporation's Preferred Stock issued on September 30, 2005 (the "2005 Preferred Stock"), an amount equal to the greater of: (i) Thirteen Thousand Eight Hundred Dollars ($13,800) per share of 2006 Preferred Stock, plus all accrued and unpaid Dividends thereon, if any, whether or not earned or declared, up to and including the date full payment shall be tendered to the holders of the 2006 Preferred Stock with respect to such Liquidating Event (which amount per share shall be payable in cash) and (ii) such amount per share of 2006 Preferred Stock as would have been payable had each such share been tendered by the Holder thereof for exchange into Common Stock pursuant to Section 4 of this Article FIFTH (without giving effect to the Limitations on Ownership (as defined in Section 4(a) of this Article FIFTH)) immediately prior to such Liquidating Event (which amount per share shall be payable in cash, securities and/or other property in the same amount and proportion as would be paid to the holders of Common Stock) (as applicable, the "Liquidation Preference").


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

      (b) If, upon any Liquidating Event or Change of Control, the Proceeds available for distribution to the holders of the 2006 Preferred Stock shall be insufficient to permit payment to such Holders of the full preferential amounts as provided for above, then such Holders shall share ratably in any distribution of available assets according to the respective amounts which would otherwise be payable with respect to the shares of 2006 Preferred Stock held by them upon such Liquidating Event or Change of Control distribution if all amounts payable on or with respect to said shares were paid in full, based upon the aggregate liquidation value of all 2006 Preferred Stock outstanding immediately prior to such Liquidating Event or Change of Control.

      (c) After such payment shall have been made in full to the holders of the 2006 Preferred Stock, the remaining Proceeds shall be distributed ratably among the holders of the shares of Common Stock.

      (d) The amounts to be paid or set aside for  payment as provided  above in
Section 3(a) of this Article FIFTH shall be proportionately increased or decreased in inverse relation to the change in the number of outstanding shares resulting from any consolidation or combination of capital stock, stock split, stock dividend, subdivision of shares, recapitalization, reclassification or similar event.

      (e) Liquidating Event. Any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, other than in connection with a Change of Control shall be considered a "Liquidating Event" and shall entitle the holders of the 2005 Preferred Stock, the 2006 Preferred Stock and the Common Stock to receive promptly after the Corporation's realization thereof, in cash, securities or other property, those amounts specified in Section 3(a) of this Article FIFTH in accordance with the terms thereof.


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

      4. Holder's Right to Exchange 2006 Preferred Stock for Common Stock.

      (a) Subject to the applicable Limitations on Ownership (as defined below) at any time and from time to time, the Holder may tender any whole number of shares of 2006 Preferred Stock held by it in exchange for a number of fully paid and non assessable shares of Common Stock per share of 2006 Preferred Stock determined in accordance with the following formula (the "Exchange Formula"):


      Face Amount of Shares Tendered for Exchange
      -------------------------------------------
                      Exchange Rate


      Where:

      "Exchange  Rate" shall mean $1.15,  subject to  adjustment as set forth in
      Section 5 of this Article FIFTH.

      The following provisions shall also apply: Unless a Holder has delivered to the Corporation written notice prior to the Closing Date (as defined in the Securities Purchase Agreement) or at least sixty-one (61) days prior to the effective date of such notice that the Limitations on Ownership (as defined below) shall not apply to such Holder, in no event shall a Holder have the right to exchange shares of 2006 Preferred Stock into, nor shall the Corporation issue to such Holder, shares of Common Stock, or to dispose of or vote any shares of 2006 Preferred Stock, to the extent that such exchange, disposition or voting would result in the Holder and its affiliates together beneficially owning more than (a) with respect to those Holders identified on Schedule 4.17A of the Securities Purchase Agreement, 4.99% of the then issued and outstanding shares of Common Stock, or (b) with respect with respect to those Holders identified on
      Schedule 4.17B of the Securities Purchase Agreement, 9.99% of the then issued and outstanding shares of Common Stock (each, a "Limitation on Ownership," and together, the "Limitations on Ownership"); provided, that, if and to the extent that the Limitation on Ownership applicable to any Holder would otherwise be violated by the issuance of shares of Common Stock as aforesaid, the Corporation may issue to such Holder a Common Stock purchase warrant (a "Par Warrant"), in substantially the form attached as Exhibit E to the Securities Purchase Agreement, exercisable for the purchase at $0.001 per share (or the then-current par value of the Common Stock, if other than $0.001 per share) of that number of shares of Common Stock constituting the excess of the amount which would otherwise be issuable but for the Limitations on Ownership less that number of shares of Common Stock issued to such Holder in compliance with the applicable Limitation on Ownership. Notwithstanding the foregoing, in no event shall SDS Capital Group SPC, Ltd. have the right to exchange shares of 2006 Preferred Stock into, and in no event shall the Corporation issue to SDS Capital Group SPC, Ltd., shares of Common Stock, or to dispose of or vote shares of Common Stock, to the extent that such exchange, disposition or voting would result in SDS Capital Group SPC, Ltd. and its affiliates together beneficially owning more than 9.99% of the then outstanding shares of Common Stock. For purposes of this Section 4.17, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder.


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

Furthermore, if on the Exchange Date (as defined in Section 4(b) of this Article FIFTH), the Common Stock is listed on a Trading Market (as defined in Section 4(e) of this Article FIFTH) and the rules of such Trading Market require that any shares of Common Stock to be issued by the Corporation must first be listed for trading or exchange with such Trading Market, then the Holder's right to exchange the 2006 Preferred Stock shall be conditioned on the listing with such Trading Market of the shares of Common Stock sought to be issued upon exchange by the Holder, and limited to the number of shares of Common Stock then listed on such Trading Market which are available for issuance upon the exchange of the 2006 Preferred Stock.

      (b) The Holders may exercise their exchange right under Section 4(a) of this Article FIFTH by providing written irrevocable notice to the Corporation (the "Exchange Notice"), substantially in the form of Exhibit A hereto (and, if the 2006 Preferred Stock is in certificated form, surrendering to the Corporation along with the Exchange Notice the Holder's stock certificate(s), with stock power(s) endorsed in blank, representing the 2006 Preferred Stock tendered for exchange), in accordance with Section 14 of this Article FIFTH, which Exchange Notice shall be deemed given and effective on the date (the "Exchange Date") as provided under Section 14 of this Article FIFTH. Upon receipt by the Corporation of an Exchange Notice from a Holder (the "Exchanging Holder"), the Corporation shall promptly send, via facsimile, a confirmation to such Exchanging Holder stating that the Exchange Notice has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such exchange and the name and telephone number of a contact person at the Corporation regarding the exchange.

      (c) Upon  delivery of an Exchange  Notice,  the  Corporation  (itself,  or through its transfer agent) shall, no later than the second Trading Day following the Exchange Date (the "Delivery Period"), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the Exchanging Holder or its nominee that number of shares of Common Stock issuable upon exchange of such shares of 2006 Preferred Stock being exchanged. Notwithstanding the foregoing, if the Corporation's transfer agent is participating in the Depository Trust Corporation ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder thereof is not then required to return such certificate for the placement of a legend thereon, the Corporation shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon the exchange to the Exchanging Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, and the 2006 Preferred Stock is in certificated form, the Corporation shall deliver as provided above to the Holder physical certificates representing the Common Stock issuable upon exchange. Further, if the 2006 Preferred Stock is in certificated form, an Exchanging Holder may instruct the Corporation to deliver to the Exchanging Holder physical certificates representing the Common Stock issuable upon the exchange in lieu of delivering such shares by way of DTC Transfer.


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

      (d) The Corporation shall pay any and all taxes that may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the exchange of the 2006 Preferred Stock hereunder.

      (e) If any exchange of 2006 Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of 2006 Preferred Stock being exchanged pursuant to a given Exchange Notice), such fractional share shall be payable in cash based upon the ten day VWAP (as defined below) of the Common Stock at such time, and the number of shares of Common Stock issuable upon exchange of the 2006 Preferred Stock shall be the next lower whole number of shares. For purposes of the foregoing, "VWAP" means, for any Trading Day, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time); (ii) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date on the OTC Bulletin Board; (iii) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iv) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of the 2006 Preferred Stock and reasonably acceptable to the Corporation, where "Trading Day" means a day on which the Common Stock is traded on a Trading Market, and "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market.

      (f) In the case of any dispute with respect to an exchange, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (ii) above. If such dispute involves the calculation of the Exchange Rate, and such dispute is not promptly resolved by discussion between the Exchanging Holder and the Corporation, the Corporation shall submit the disputed calculations to an independent outside accountant via facsimile within three business days of receipt of the Exchange Notice. The accountant, at the Corporation's sole expense, shall promptly audit the calculations and notify the Corporation and the Exchanging Holder of the results no later than three business days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (ii) above.

      (g) Upon the exchange of any shares of 2006 Preferred Stock, all amounts then accrued or payable on such shares hereunder (including, without limitation, any Dividends, if any Dividends have accrued and have not been paid) or under the Securities Purchase Agreement or the Registration Rights Agreement (as defined in the Stock Purchase Agreement) through and including the Exchange Date shall be paid in cash by the Corporation.


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

      (h) If fewer than all shares of 2006 Preferred Stock held by an Exchanging Holder are tendered for exchange, then the Corporation shall record the cancellation of those shares which were tendered on its books and records (and, if the 2006 Preferred Stock is in certificated form, shall issue in due course one or more new stock certificates representing those shares held by the Exchanging Holder which remain issued and outstanding).

      (i) If, at any time, (i) an Exchanging Holder submits an Exchange Notice and the Corporation fails for any reason (other than because such issuance would exceed such Exchanging Holder's Limitations on Ownership) to deliver, on or prior to the fifth Trading Day following the expiration of the Delivery Period for such exchange, such number of freely tradable shares of Common Stock to which such Holder is entitled upon such exchange, or (ii) the Corporation provides written notice to any holder of 2006 Preferred Stock (or makes a public announcement via press release) at any time of its intention not to issue freely tradable shares of Common Stock upon exercise by any Exchanging Holder of its exchange rights in accordance with the terms of this Agreement (other than because such issuance would exceed such Holder's Limitations on Ownership) (each of (i) and (ii) being an "Exchange Default"), then, subject to the Liquidated Damages Cap (as defined in the Securities Purchase Agreement), the Corporation shall pay to the Exchanging Holder Liquidated Damages (as defined below) until the earliest to occur of (i) the date of the cure of such Exchange Default by the Corporation and (ii) the date when the Liquidated Damages Cap has been met, as the case may be. For purposes hereof, "Liquidated Damages" shall mean an amount in cash equal to 1% per day of the aggregate Issue Amount paid by the initial Purchaser of the shares of 2006 Preferred Stock for those such shares which are the subject of the Exchange Default, payable on demand by the Holder, as full liquidated damages and not as a penalty, provided, that the aggregate Liquidated Damages payable in respect of such shares of 2006 Preferred Stock shall in no event exceed the Liquidated Damages Cap.

      (j) Unless the Corporation has notified the Exchanging Holder in writing prior to the delivery by such Holder of an Exchange Notice that the Corporation is unable to honor requests for exchanges, if (i) (a) the Corporation fails to promptly deliver during the Delivery Period shares of Common Stock to an Exchanging Holder upon an exchange of shares of 2006 Preferred Stock or (b) there shall occur a Legend Removal Failure (as defined below) and (ii) thereafter, such Exchanging Holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by such Exchanging Holder of the unlegended shares of Common Stock (the "Sold Shares") which such Exchanging Holder anticipated receiving upon such exchange (a "Buy-In"), the Corporation shall pay such Exchanging Holder, in addition to any other remedies available to the Exchanging Holder, the amount by which (x) such Exchanging Holder's total purchase price (including brokerage commissions, if any) for the unlegended shares of Common Stock so purchased exceeds (y) the net proceeds received by such Exchanging Holder from the sale of the Sold Shares. For example, if an Exchanging Holder purchases unlegended shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for $10,000, the Corporation will be required to pay the Exchanging Holder $1,000. An Exchanging Holder shall provide the Corporation written notification and supporting documentation indicating any amounts payable to such Holder pursuant to this provision. For purposes hereof, a "Legend Removal Failure" shall occur if the Corporation fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder of 2006 Preferred Stock upon exchange of the 2006 Preferred Stock as and when required hereunder or under the Registration Rights Agreement and permitted by applicable law, and any such failure continues uncured for five business days after the Corporation has been notified thereof in writing by the Holder. The rights set forth in this Section 4(j) shall be in addition to the rights to seek payment set forth in Section 4(i) above.

      5. Adjustments to Exchange Rate.

      (a) If at any time while shares of 2006 Preferred Stock are issued and outstanding, the Corporation proposes to offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce or be deemed to have made any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents (as defined below) (i) entitling any Person to acquire shares of Common Stock at an effective price per share less than the Exchange Rate (but excluding (A) shares of Common Stock or options issued to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted by the stockholders of the Company in any amount or outside of any such plan in an amount not to exceed 100,000 shares of Common Stock (or the equivalent thereof) in any fiscal year of the Company and (B) Existing Securities Rights (as defined in the Securities Purchase Agreement)) or
(ii) which would cause a reduction (whether by operation of an anti-dilution adjustment or otherwise) in the effective purchase price at which a holder of Common Stock Equivalents outstanding immediately prior to such issuance would be entitled to purchase shares of Common Stock (at any time after such issuance) upon the conversion, exchange or exercise of such Common Stock Equivalents, to a price below the Exchange Rate (in each case, such lower price, with respect to each class of securities being issued, the "Base Share Price" of such securities, and each such issuance a "Dilutive Issuance"), as adjusted hereunder, then upon consummation of the Dilutive Issuance, provided, that the holders of 2006 Preferred Stock have approved such Dilutive Issuance pursuant to
Section 4.27(j) of the Securities Purchase Agreement, the Exchange Rate shall be adjusted to the amount determined by the following calculation:


          (Fully Diluted Shares Outstanding Before x Base Share Price)
                              + Total Consideration
 AER      =  ER  x --------------------------------------------------
                       Fully Diluted Shares Outstanding After

            Where:

            "AER" shall mean the adjusted Exchange Rate;

            "ER" shall mean the Exchange Rate in effect immediately prior to the consummation of the Dilutive Issuance;

            "Fully Diluted Shares Outstanding Before" shall mean the total number of shares of Common Stock outstanding immediately prior to the consummation of such Dilutive Issuance, assuming the issuance of all shares of Common Stock underlying Common Stock Equivalents (as defined below) then outstanding;

            "Common Stock Equivalents" shall mean any securities of the Corporation or its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock ("Convertible Securities") or options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities ("Purchase Rights"), whether or not such Convertible Securities or Purchase Rights are immediately convertible, exercisable or exchangeable, including without limitation the 2006 Preferred Stock and the 2005 Preferred Stock;

            "Total Consideration" shall mean the sum of all consideration received by the Corporation in the Dilutive Issuance, calculated pursuant to this Section 5(b)(iv) of this Article FIFTH; and


            "Fully Diluted Shares Outstanding After" shall mean the total number of shares of Common Stock outstanding immediately after the consummation of such Dilutive Issuance, assuming the issuance of all shares of Common Stock underlying Common Stock Equivalents then outstanding.

In each instance of an adjustment pursuant to the foregoing, such adjustment shall be made whenever Common Stock or Common Stock Equivalents are issued in a Dilutive Issuance. The Corporation shall notify each Holder that holds 2006 Preferred Stock in writing, no later than five (5) Trading Days following the consummation of a Dilutive Issuance, indicating therein the applicable issuance price and other pricing terms. For the avoidance of doubt, in no event shall the Exchange Rate after giving effect to the Dilutive Issuance be greater than the Exchange Rate in effect prior to such Dilutive Issuance, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur in connection with the Dilutive Issuance.

      (b) Effect on Exchange Rate of Certain Events. For purposes of determining the adjusted Exchange Rate under Section 5(a) of this Article FIFTH, the following will be applicable:

            (i) Issuance of Purchase Rights. If, after the Closing Date (as defined in the Securities Purchase Agreement), the Corporation issues or sells any Purchase Rights, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Purchase Rights (and the price of any conversion of Convertible Securities, if applicable) is less than the Exchange Rate in effect on the date of issuance or sale of such Purchase Rights, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Purchase Rights, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Purchase Rights" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of all such Purchase Rights, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Purchase Rights, plus, in the case of Convertible Securities issuable upon the exercise of such Purchase Rights, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth above) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (B) the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable). No further adjustment to the Exchange Rate shall be made upon the actual issuance of such Common Stock upon the exercise of such Purchase Rights or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Purchase Rights.

            (ii) Issuance of Convertible  Securities.  If the Corporation issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable (and whether in contravention of any restriction in this Certificate, the Securities Purchase Agreement or otherwise), and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Exchange Rate in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Convertible Securities shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. If the Convertible Securities so issued or sold do not have a fluctuating conversion or exercise price or exchange ratio, then for the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in this clause (i) of above) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (B) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. If the Convertible Securities so issued or sold have a fluctuating conversion or exercise price or exchange ratio (a "Variable Rate Convertible Security"), then for purposes of the next preceding sentence, the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the conversion price of such Variable Rate Convertible Security on the date of issuance or sale thereof was seventy-five percent (75%) of the actual conversion price on such date (the "Assumed Variable Market Price"), and, further, if the conversion price of such Variable Rate Convertible Security at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this Section 7(b) of this Article FIFTH with respect to any Variable Rate Convertible Security, the Exchange Rate in effect at such time shall be readjusted to equal the Exchange Rate which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been seventy-five percent (75%) of the actual conversion price of such Variable Rate Convertible Security existing at the time of the adjustment required by this sentence. No further adjustment to the Exchange Rate shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities.

            (iii) Change in Option Price or Conversion Rate. If there is a change at any time in (A) the amount of additional consideration payable to the Corporation upon the exercise of any Purchase Rights; (B) the amount of additional consideration, if any, payable to the Corporation upon the conversion, exercise or exchange of any Convertible Securities; or (C) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Exchange Rate in effect at the time of such change shall be readjusted to the Exchange Rate which would have been in effect at such time had such Purchase Rights or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

            (iv) Calculation of Consideration Received. If any Common Stock, Purchase Rights or Convertible Securities are issued or sold for cash, the consideration received therefor will be the amount received by the Corporation therefor (in the case of an underwritten public offering, after deduction of all underwriting discounts or allowances) in connection with such issuance, grant or sale. In case any Common Stock, Purchase Rights or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Corporation, purchase services from the Corporation or otherwise provide intangible consideration to the Corporation, the amount of the consideration other than cash received by the Corporation (including the net present value of the consideration expected by the Corporation for the provided or purchased services) shall be the fair market value of such consideration, except where such consideration consists of securities the class of which is listed for trading or exchange on a Trading Market, in which case the amount of consideration received by the Corporation will be the median bid and ask prices thereof on the Trading Market as of the date of receipt thereof by the Corporation. In case any Common Stock, Purchase Rights or Convertible Securities are issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Purchase Rights or Convertible Securities, as the case may be. Notwithstanding anything else herein to the contrary, if Common Stock, Purchase Rights or Convertible Securities are issued or sold in conjunction with each other as part of a single transaction or in a series of related transactions, the Holder may elect to determine the amount of consideration deemed to be received by the Corporation therefor by deducting the fair value of any type of securities (the "Disregarded Securities") issued or sold in such transaction or series of transactions. If the Holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Exchange Rate shall be made pursuant to this Section 7 of this Article FIFTH for the issuance of the Disregarded Securities or upon any conversion, exercise or exchange thereof. The Corporation shall calculate, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the Holder does not agree to such fair market value calculation within three business days after receipt thereof from the Corporation, then such fair market value shall be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Corporation and reasonably acceptable to the Holder, with the costs of such appraisal to be borne by the Corporation.

      6. Forced Exchange by Corporation.

      (a) So long as that number of shares of Common Stock into which the 2006 Preferred Stock is exchangeable hereunder are listed with or eligible to be traded on, as applicable, a Trading Market, if the VWAP equals or exceeds Two and One Half (2.5) times the Exchange Price (the "Trigger Price") for a period of at least thirty (30) consecutive Trading Days, the Corporation may force the Holders of 2006 Preferred Stock to exchange into that number of shares of Common Stock determined by the Exchange Formula some or all of the outstanding shares of 2006 Preferred Stock (a "Forced Exchange"), provided, that each of the following conditions (the "Required Conditions") shall have been met and shall at all times during the period beginning on the date on which the VWAP equals or exceeds the Trigger Price and ending as of the opening of business on the Forced Exchange Date (as defined in Section 6(b) of this Article FIFTH): (i) the Common Stock underlying the 2006 Preferred Stock included in such Forced Exchange Notice (including without limitation the Common Stock issuable upon exercise of any Par Warrants) is (1) covered by a valid Registration Statement which has been declared effective by the United States Securities and Exchange Commission and which remains effective at all times during such period and (2) is listed with or eligible to be traded on, as applicable, a Trading Market; (ii) the number shares of Common Stock shares underlying the 2006 Preferred Stock to be exchanged in the Forced Exchange does not exceed the cumulative trading volume of the Common Stock for the thirty (30) consecutive Trading Days prior to such notice; (iii) the Corporation has not issued a Forced Exchange Notice within the sixty (60) days prior to the date of the Forced Exchange Notice; (iv) the Corporation has not filed, and has no plans to file, a registration statement with the Securities and Exchange Commission in connection with a proposed new equity financing in the sixty (60) days prior to or following the Forced Exchange Notice (as defined in Section 6(b) of this Article FIFTH); (v) all amounts, if any, then accrued and payable under the Transaction Documents (as defined in the Securities Purchase Agreement) shall have been paid; (vi) the Corporation shall have obtained such approval(s) of the Holders as may be required pursuant to Section 4.27 of the Securities Purchase Agreement; and
(vii) the Corporation shall at the time not otherwise be in material breach or violation of any provision of the Transaction Documents.

      (b) Procedures for Forced Exchange. The Corporation may effect a Forced Exchange by providing written irrevocable notice to the Holders in any manner set forth in Section 14 of this Article FIFTH (a "Forced Exchange Notice") in such form as the Corporation shall approve, setting forth the number of shares of 2006 Preferred Stock subject to the Forced Exchange (and if less than all, the percentage of shares held by each Holder on a pro rata basis), the Exchange Rate then in effect, the Trigger Price, the date that the Forced Exchange is proposed to occur (which date shall be not less than Thirty (30) days following the effective date of the Forced Exchange Notice (the "Forced Exchange Date"), a certification from the Company that all of the Required Conditions have been met and remain satisfied as of the opening of business on the Forced Exchange Date, and such other information as the Corporation shall in its discretion determine. If any shares of 2006 Preferred Stock to be redeemed are held in certificated form, the Forced Exchange Notice shall also include instructions for Holders to surrender their shares, duly endorsed in blank, to the Corporation for redemption. On the Forced Exchange Date, all 2006 Preferred Stock to be exchanged in the Forced Exchange shall be exchanged for Common Stock (and/or, to the extent necessary to satisfy the Holder's applicable Limitations on Ownership, a Par Warrant) in accordance with the Exchange Formula.

      7. Exchange upon Change of Control. If there shall occur a Change of Control (as defined below), all issued and outstanding shares of 2006 Preferred Stock that are not the subject of a pending exchange under Section 4 or Section 6 of this Article FIFTH shall, automatically and without any other action required by the Holder or the Corporation, be exchanged for the right to receive the greater of (a) the Liquidation Preference of such shares, plus an amount equal to accrued but unpaid dividends, and (b) such cash, shares of stock, securities and/or other property as would have been issued or payable pursuant to the transaction effecting the Change of Control (the "Change of Control Consideration") in exchange for the shares of Common Stock issuable pursuant to
Section 6 of this Article FIFTH (assuming that the date that the Change of Control occurs is the Exchange Date and that all Required Conditions had been satisfied, and without giving effect to the applicable Limitations on Ownership) on an as-exchanged basis, without giving effect to the Limitations on Ownership, where the Change of Control Consideration shall be valued, if all or part thereof consists of property other than cash, at the value ascribed thereto by the Board of Directors in the Change of Control transaction and agreed by the Required Holders, which agreement shall not be unreasonably withheld or delayed. For purposes hereof, "Change of Control" shall mean the occurrence of either of the following events which is not deemed a Liquidating Event: the Corporation shall (i) sell, convey or dispose of all or substantially all of its assets (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Company); or (ii) merge or consolidate with or into, or engage in any other business combination with, any other person or entity, in any case, in which the Corporation is not the surviving entity, or which results in either
(x) the holders of the voting securities of the Corporation immediately prior to such transaction holding or having the right to direct the voting of fifty percent (50%) or less of the total outstanding voting securities of the Corporation immediately following such transaction or (y) the members of the board of directors or other governing body of the Corporation comprising fifty percent (50%) or less of the members of the board of directors of the Corporation immediately following such transaction.

      8. Redemption by the Corporation.

      (a) Corporation's  Optional  Redemption  Rights.  From and after the fifth
(5th) anniversary of the Closing Date, to the extent that the Holder has not exercised its exchange rights under Section 4(a) of this Article FIFTH with respect to such shares, the Corporation may redeem for cash any or all shares of 2006 Preferred Stock then outstanding (an "Optional Redemption") at a price (the "Optional Redemption Price") equal to One Hundred Twenty Percent (120%) of the Face Amount of the 2006 Preferred Stock being redeemed, together with any and all accrued and unpaid Dividends thereon. If the Corporation elects to redeem in an Optional Redemption less than all shares of 2006 Preferred Stock then outstanding, then the Corporation shall redeem shares of 2006 Preferred Stock pro rata, based on the total amount of shares to be redeemed and the proportion that the number of shares held by each Holder bears to the number of shares then held by all Holders.

      (b) Procedures for Optional Redemption by Corporation. The Corporation may effect an Optional Redemption by providing written irrevocable notice to the Holders in any manner set forth in Section 14 of this Article FIFTH (the "Optional Redemption Notice") in such form as the Corporation shall approve, setting forth the number of shares of 2006 Preferred Stock being redeemed (and, if less than all, the percentage of shares held by each Holder on a pro rata basis), the Optional Redemption Price, the date that the Optional Redemption is proposed to occur (which date shall be not less than Twenty (20) days following the effective date of the Optional Redemption Notice (the "Optional Redemption Date") and such other information as the Corporation shall in its discretion determine. If any shares of 2006 Preferred Stock to be redeemed are held in certificated form, the Optional Redemption Notice shall also include instructions for Holders to surrender their shares, duly endorsed in blank, to the Corporation for redemption. On the Optional Redemption Date, unless earlier tendered for exchange by the Holders pursuant to Sections 4(a) and 8(c) of this Article FIFTH, the Corporation shall issue payment of the Optional Redemption Price to the Holders and the Corporation shall record the cancellation of those shares which were so redeemed on its books and records (and, if the 2006 Preferred Stock is in certificated form, shall issue in due course one or more new stock certificates representing those shares held by the Holder which remain issued and outstanding).

      (c) Holders' Right to Exchange following Corporation's Optional Redemption Notice. For the first Twenty (20) days following the Holder's receipt of an Optional Redemption Notice and prior to the Optional Redemption Date, each Holder shall have the right to tender for exchange into Common Stock any or all shares of 2006 Preferred Stock held by it (including those that are the subject of the Optional Redemption Notice) in the manner set forth under Section 4(a) of this Article FIFTH.

      9. Uncertificated Shares. The shares of the 2006 Preferred Stock shall be uncertificated shares; provided, that, to the extent permitted by the DGCL, every Holder having uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation representing the number of shares owned of record by such Holder in certificated form if such Holder so requests.

      10. Cancellation of 2006 Preferred Stock. If any shares of 2006 Preferred Stock are exchanged for Common Stock, redeemed or repurchased by the Corporation, the shares so exchanged, redeemed or repurchased shall be canceled, shall return to the status of shares of authorized, but unissued, Authorized Preferred Stock and shall not be issuable by the Corporation as 2006 Preferred Stock.

      11. Payment of Cash; Defaults. Whenever the Corporation is required to make any cash payment to a Holder under this Certificate of Incorporation (as payment of any Dividend or otherwise), such cash payment shall be made to the Holder within five business days after the earlier of (a) the date for such payment provided for in this Certificate of Incorporation or (b) delivery by such Holder of a notice specifying that the Holder elects to receive such payment in cash and the method (e.g., by check, wire transfer, including instructions therefor) in which such payment should be made and any supporting documentation reasonably requested by the Corporation to substantiate the Holder's claim to such cash payment or the amount thereof. If such payment is not delivered within such five business day period, such Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of eighteen percent (18%) and the highest interest rate permitted by applicable law until such amount is paid in full to the Holder.

      12. Remedies Cumulative. The remedies provided in this Certificate of Incorporation shall be cumulative and in addition to all other remedies available under this Certificate of Incorporation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Incorporation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of 2006 Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or written threatened breach, that the holders of 2006 Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

      13. Waiver. Notwithstanding any provision in this Certificate of Incorporation to the contrary, any provision contained herein and any right of the holders of 2006 Preferred Stock granted hereunder may be waived as to all shares of 2006 Preferred Stock (and the holders thereof) upon the written consent of the Required Holders, unless a higher percentage is required by applicable law, in which case the written consent of the Holders of not less than such higher percentage of shares of 2006 Preferred Stock shall be required.

      14. Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party. The addresses for such communications are (i) if to the Corporation to Diomed Holdings, Inc., One Dundee Park, Andover, MA 01810, Attn: Chief Executive Officer, Telephone: (978) 475-7771, Facsimile: (978) 475-8488, with a copy to McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, NY 10105, Attn: William A. Newman, Esq., Telephone (212) 548-2160, Facsimile (212) 548-2170, and (ii) if to any Holder to the address set forth under such Holder's name on the books and records of the Corporation.

      SIXTH: This Amendment of the Certificate of Incorporation was authorized by the unanimous vote of the directors of the Corporation at a meeting of the Board of Directors duly noticed and held, and by the affirmative vote of the holders of a majority of the capital stock of the Corporation issued and outstanding as of the record date for a special meeting of stockholders duly noticed and conducted on [_____________], 2006] in accordance with the By-Laws of the Corporation.


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


      Page 18 IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment   to   be   signed   by   [_______________],    its   Secretary,    on
[____________________], 2006.



                                         DIOMED HOLDINGS, INC.



                                         By:
                                            ----------------------------------
                                            Name: [____________________]
                                            Title:   Secretary



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